Apr-27-2001 08:38am From-GXL CORPORATE / SEARCH INC 916-442-1797 T-681 P.002/002 F-959 (#75)

DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

FILED # C 9385-00

APR 2 7 2001

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of Corporation:

GOLDEN CHOICE FOODS CORPORATION

2. The articles have been amended as follows (provide article numbers, if available:

Article I.
The name of this corporation is
International Food Products Group, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is*:

52.4 %

4. Signatures (Required):

President or Vice President And Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

04/27/2001 02:26P EHR155 FY01-000-70280

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20090392633-47
	Filing Date and Time: 05/05/2009 2:30 PM
	Entity Number: C9385-2000

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

International Food Products Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I has been amended to change the name of the Corporation to Newport Digital Technologies, Inc.

Article II has been amended to increase the number of shares which the Corporation is authorized to issue, to 1,800,000,000 common shares, par value $0.001.

(Attached hereto is Exhibit A, and by this reference incorporated herein, are amended and restated Article I and Article III, incorporating these amendments).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 157,719,029

4. Effective date of filing: (optional) 4/23/09

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Copy Request

May 17, 2010

Job Number: C20100514-2789
Reference Number: 00002715517-18
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20090480098-20	Amendment	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090480098-20
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/12/2009 10:44 AM
	Entity Number E0263802008-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Newport Digital Technologies Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"ARTICLE I
NAME OF CORPORATION

The name of the Corporation is Newport Digital Security Management, Inc. (the "corporation")."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] CEO

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

WRITTEN CONSENT OF
BOARD OF DIRECTORS
OF
NEWPORT DIGITAL TECHNOLOGIES INC.

Pursuant to the Bylaws of this Corporation, the undersigned, being the Directors on the Board of Directors of this Corporation, hereby adopt the following resolutions by unanimous written consent, effective as of May 28, 2009.

RESOLVED, that Article I of the Articles of Incorporation of Newport Digital Technologies Inc. be amended in its entirety to read as follows:

"Article I.
Name of Corporation

The name of this Corporation is Newport Digital Security Management, Inc., (the "corporation")."

RESOLVED FURTHER, that the aforesaid proposed Amendment to the Articles of Incorporation of this Corporation be submitted to a vote for approval by a majority of the votes of shareholders of the Corporation, voting by written consent, and

RESOLVED FURTHER, that the Board of Directors hereby recommends to the shareholders a vote "for" such proposed Amendment; and

RESOLVED FURTHER, that the officers of this Corporation are authorized and directed to do such things, take such actions, and sign such documents as may be required to effectuate said resolutions.

Richard Damion

Robert George

Michael Lutton

WRITTEN CONSENT OF
SHAREHOLDERS
OF
NEWPORT DIGITAL TECHNOLOGIES INC.

Pursuant to the Bylaws of this Corporation, the undersigned shareholder(s) of Newport Digital Technologies Inc. hereby vote for and adopt the following resolution:

RESOLVED, that Article I of the Articles of Incorporation of NEWPORT DIGITAL TECHNOLOGIES INC. be amended in its entirety to read as follows:

"Article I.
Name of Corporation

The name of this Corporation is Newport Digital Security Management, Inc. (the "corporation")."

Approved By:

Shareholder's Name	Shareholder's Signature	Date of Shareholder's Signature	Number of Shares Held by Shareholder	Number of Votes per Share	Number of Total Votes Cast by Shareholder
Newport Digital Technologies, Inc. By: Richard Damion			100,000	1	100,000
Print	**Sign**	**Date**	**Fill In**	**Fill In**	**Fill In**

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

JOE RODRIGUEZ
4570 CAMPUS DRIVE
NEWPORT BEACH, CA 92660

Job:C20100514-2789
May 17, 2010

Special Handling Instructions:
RM CMR 5-17-10
AM 6-12-09

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00002715517-18		3	$2.00	$6.00
24-HR Copy Expedite	00002715517-18		1	$125.00	$125.00
Total					$131.00

Payments

Type	Description	Amount
Credit	408967110051741860916	$131.00
Total		$131.00

Credit Balance: $0.00

Job Contents:
NV Corp Copy Request Cover Letter(s): 1

JOE RODRIGUEZ
4570 CAMPUS DRIVE
NEWPORT BEACH, CA 92660